Exhibit 99.1

FOR IMMEDIATE RELEASE

ShiftPixy, Inc. Announces Management Changes

MIAMI, FL – May 24, 2022 – ShiftPixy, Inc. (NASDAQ: PIXY) (“ShiftPixy” or the “Company”), a Florida-based national staffing enterprise which designs, manages, and sells access to a disruptive, revolutionary platform that facilitates employment in the rapidly growing Gig Economy, today announced that its Board of Directors (the “Board”) has approved an agreement pursuant to which it will grant a leave of absence requested by its Treasurer and Chief Financial Officer, Domonic J. Carney, effective May 24, 2022. As part of this agreement, Mr. Carney has resigned the posts of Treasurer and Chief Financial Officer of the Company and its subsidiaries, effective immediately. In Mr. Carney’s absence, the Company has promoted its Vice President of Accounting, Manuel Rivera, to the position of Treasurer and Acting Chief Financial Officer, also effective immediately. The Company further announced that Mr. Carney has resigned from his positions as Treasurer and Chief Financial Officer of Industrial Human Capital, Inc. (NYSE: AXH), the special purpose acquisition company, or “SPAC”, sponsored by the Company, as part of AXH’s transition from a SPAC to an operating company. The Board of Directors of AXH has accepted Mr. Carney’s resignation and appointed in his place ShiftPixy’s Director of Finance, Gabriel Rodriguez, to serve as AXH’s Treasurer and Chief Financial Officer, effective immediately. Mr. Rodriguez will continue to serve as Director of Finance for ShiftPixy until a replacement is found.

Commenting on these management changes, Scott W. Absher, Chairman and Chief Executive Officer of ShiftPixy, stated: “Domonic Carney has played an indispensable role in the Company’s transformation since his arrival in 2019. Under his financial stewardship, the Company eliminated all of its outstanding debt and raised over $50 million from equity investors. In the process, he succeeded in building an impressive internal financial organization with a deep bench. Domonic has certainly earned a break, and we are hopeful that he will return to ShiftPixy in the future.”

Mr. Absher continued, “We are thrilled to elevate Manny Rivera to the position of Treasurer and Acting Chief Financial Officer of ShiftPixy. Manny joined the Company in 2021, having spent over 17 years performing accounting advisory services and PCAOB audits for a variety of businesses as a senior manager for “Big Four” accounting firms KPMG and Ernst & Young. Upon his arrival at ShiftPixy, he immediately provided significant support and expertise to our financial reporting function, and is well-equipped to serve in his new role.”

Mr. Absher, who also currently serves as Chairman and Chief Executive Officer of AXH, similarly praised Mr. Rodriguez in connection with his assumption of the role of Treasurer and Chief Financial Officer of that company: “Gabe began his career in the assurance practice of the worldwide public accounting firm PriceWaterhouseCoopers, specializing in business combinations. Before joining ShiftPixy in 2021, he had spent over 10 years in a variety of financial roles, including SEC Reporting, IT Finance Management, Strategic Planning and FP&A. He has been heavily involved in AXH’s acquisition activities since its initial public offering, and we are confident that his assumption of the CFO role will help to insure its smooth transition from a SPAC to an operating company.”

About ShiftPixy

ShiftPixy is a disruptive human capital services enterprise, revolutionizing employment in the Gig Economy by delivering a next-gen platform for workforce management that helps businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management’s nearly 26 years of workers’ compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy.

ShiftPixy Cautionary Statement

The information provided in this release includes forward-looking statements, the achievement or success of which involves risks, uncertainties, and assumptions. These forward-looking statements are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although such forward-looking statements are based upon what our management believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, risks that AXH’s initial business combination is not completed in a timely manner; risks associated with the nature of our business model; our ability to execute our vision and growth strategy; our ability to form ongoing, profitable relationships with Industrial Human Capital; our ability to attract and retain clients; our ability to assess and manage risks; changes in the law that affect our business and our ability to respond to such changes and incorporate them into our business model, as necessary; our ability to insure against and otherwise effectively manage risks that affect our business; risks arising from the COVID-19 pandemic or any other events that could cause wide-scale business disruptions; competition; reliance on third-party systems and software; our ability to protect and maintain our intellectual property; and general developments in the economy and financial markets. These and other risks are discussed in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K, filed on December 3, 2021, as amended, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These documents, including the sections therein entitled “Risk Factors,” identify important factors that could cause actual results to differ materially from those contained in forward-looking statements. All of our forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. Statements made in connection with any guidance may refer to financial statements that have not been reviewed or audited. We undertake no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect our financial results is included in the filings we make with the SEC from time to time. These documents are available on the "SEC Filings" subsection of the "Investor Information" section of our website at https://ir.shiftpixy.com/financial-information/sec-filings, or directly from the SEC’s website at https://www.sec.gov.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, we are alerting investors and other members of the general public that we will provide updates on operations and progress required to be disclosed under Regulation FD through the Company’s social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in us are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

INVESTOR CONTACT:

InvestorRelations@shiftpixy.com

800.475.3655